Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of June 26, 2020, between Forward Industries, Inc. (the “Company”) and Anthony Camarda (the “Executive”).

RECITALS:

WHEREAS, the Company desires to employ the Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement, and the Executive desires to be employed by the Company pursuant to such terms and conditions and for such consideration.

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.	EMPLOYMENT TERM

The term of employment hereunder (the “Term”) shall commence on the date hereof and shall continue for three years thereafter, unless earlier terminated in accordance with the terms of this Agreement. Notwithstanding any other termination provision of this agreement, the initial six months of the Term will be regarded as a probationary period (the “Probationary Period”). During the Probationary Period, either party may terminate this Agreement on a basis of “no-fault”. Should this occur, the Company will pay the Executive through the date of termination as provided under Section 3(a) below and all other benefits under this Agreement shall cease and the Executive shall not be entitled to any termination benefits including those provided for under Sections 4-6.

2.	EMPLOYMENT DUTIES AND SERVICES

The Company hereby employs the Executive as its Chief Financial Officer for the Term of this Agreement and any renewal(s) thereof, and the Executive hereby accepts such employment. In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the Company’s President (Chief Executive Officer) and the Board of Directors of the Company (the “Board”), which duties, authority, and responsibilities are consistent with the Executive's position and are summarized in the attached job description (Exhibit A) which may be updated from time to time by mutual agreement. The Executive shall serve the Company faithfully and to the best of his ability and shall devote his full time and attention to the business and affairs of the Company, subject to reasonable absences for vacation and illness in accordance with Company policies. The Executive shall also perform services for such subsidiaries of the Company, including but not limited to Intelligent Product Solutions, Inc. and Forward Industries (IN), Inc. (collectively, the “Subsidiaries”) as may be necessary.

3	COMPENSATION

(a)             Salary. The Executive shall be entitled to receive for all services rendered by the Executive in any and all capacities in connection with the Executive’s employment hereunder a salary (as it may be adjusted from time to time, “Salary”) at the rate of $225,000 per annum, payable in equal instalments in accordance with the prevailing practices of the Company (but not less frequently than monthly).

(b)             Bonus: Calculation and Payment.

(i)               The Executive shall be eligible to receive a bonus with respect to each full fiscal year or part thereof (subject to Sections 3, 4, 5, 6, and 7 hereof) in respect of his employment hereunder, as set forth in this Section 3. The amount of Bonus, if any, that the Executive is eligible to earn in any fiscal year during the Term hereof pursuant to this Section 3(b) shall be based on the fiscal targets and performance metrics that the Compensation Committee of the Board adopts, in its sole discretion, from year to year. During the Term, in addition to the Salary, for each fiscal year of the Company ending during the Term, the Executive shall be eligible to receive, at the sole discretion of the Compensation Committee, a performance bonus based on a combination of both Company financial performance (“Company Performance Bonus”) and individual performance (“Individual Performance Bonus”), are collectively referred to as a ” Bonus”. Applicable and specific Company and Individual performance criteria for the Executive will be determined by the Compensation Committee based on its consultation with the CEO (who also shall consult with the Executive) and such criteria will be set forth in writing annually.

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The Executive’s Bonus may be awarded to the Executive in a combination of cash, restricted stock, restricted stock units, stock options, and/or other equity, the combination and vesting of which shall be determined by the Compensation Committee in its sole discretion.

(ii)             The Compensation Committee shall have the authority to pay the Executive a discretionary bonus from time to time based upon the Executive’s and the Company’s performance.

(c)             Expenses. The Executive will be reimbursed for all reasonable and necessary expenses incurred by the Executive in carrying out the duties contemplated under this Agreement, in accordance with Company practices and procedures in effect from time to time, as such practices may be changed from time to time by the Board.

(d)             Benefits. The Executive shall be entitled to participate in all group health and other insurance programs and all other fringe benefits (including 15 days’ vacation) and retirement plans (including any 401(k) plan) or other compensatory plans that the Company may hereafter elect to make available to its executives generally on terms no less favorable than those provided to other executives generally, provided the Executive meets the qualifications therefor. This Agreement shall not require the Company to establish any such program or plan.

(e)             Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of authorized deductions and such amounts relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

(f)              409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.

(i)               A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such “separation from service” of the Executive, and (B) thirty (30) days from the date of the Executive’s death.

(ii)             With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that this foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense occurred.

(iii)            For purposes of Code Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “within sixty (60) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(g)             Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

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4.	TERMINATION BY THE COMPANY FOR CAUSE

(a)             The Board may, by written notice given at any time during the Term, or any renewal thereof, terminate the employment of the Executive for Cause, as determined by the Board. For purposes of this Agreement, “Cause” shall mean the Executive’s:

(i)               willful misconduct in connection with the performance of any of his duties or services hereunder, including without limitation (1) misappropriation or improper diversion of funds, rights or property of the Company or any Subsidiary, or (2) securing or attempting to secure personally (including for the benefit of any family member, or person sharing the same household, or any entity (corporate, partnership, unincorporated association, proprietorship, limited liability company, trust, or otherwise) in which the Executive has any economic or beneficial interest) any profit or benefit in connection with any transaction entered into on behalf of the Company or any Subsidiary unless the transaction benefiting the entity has been approved by the Board upon the basis of full disclosure of such benefit, or (3) material breach of (x) any provision of this Agreement or (y) the Company’s Insider Trading Policy or Code of Business Conduct and Ethics or other material policy or procedure of the Company or any Subsidiary, as in effect from time to time, or (4) any other action in violation of the Executive’s fiduciary duty owed to the Company or any Subsidiary or the Executive’s acting in a manner adverse to the interests of the Company or any Subsidiary and for his own pecuniary benefit or that of a family member (or member of his household) or any entity (as described in clause (i)(2) of Section 4(a) above) in which he or any such person has an economic or beneficial interest or (5) the Executive’s failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s or any Subsidiary’s business practices, whether internal or external.

(ii)             willful failure, neglect or refusal to perform his duties or services under this Agreement, which failure, neglect or refusal shall continue for a period of 15 days after written notice thereof shall have been given to the Executive by or on behalf of the Board; and/or

(iii)            commission of, conviction of, or nolo contendere or guilty plea in connection with, a felony or a crime of moral turpitude.

(b)             Termination for Cause under paragraph (a) of this Section 4 shall be effective immediately upon the giving of such written notice. For purposes of this Agreement, an act or failure to act on the Executive’s part shall be considered “willful” if it was done or omitted to be done by him not in good faith.

(c)             Upon termination of employment by the Company for Cause, the Executive shall be entitled to receive, and his sole remedies under this Agreement shall be:

(i)               any earned and unpaid Salary accrued through the date of termination for Cause, payable in a lump sum not later than 15 days following the Executive’s termination of employment;

(ii)             compensation for any unused vacation days accrued in the fiscal year in which termination occurs through the date of termination, payable as in clause (i) of this Section 4(c);

(iii)            except for any Bonus compensation (for which the Executive shall not be eligible), any unpaid benefits accrued through the day immediately prior to the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(iv)            any stock options, grants of common stock, restricted share grants or other benefits under any of the Company’s compensation plans may not be exercised or obtained on or after the effective date of termination and shall be forfeited for no consideration.

(d)             Termination of the Executive’s employment under this Section 4 shall be in addition to and not exclusive of any other rights and remedies that the Company has or may have relating to the Executive with respect to the facts and circumstances pertaining to such termination.

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5.	TERMINATION BY THE EXECUTIVE FOR GOOD REASON OR TERMINATION WITHOUT CAUSE

(a)             In the event the Executive terminates his employment under this Agreement for Good Reason (as hereinafter defined), or in the event the Executive’s employment is terminated without Cause, which termination shall be effective as of the date specified by the Company in written notice delivered to the Executive not fewer than 15 days prior to the date of termination) other than due to death or Disability (as hereinafter defined), the Executive shall be entitled to receive, and his sole remedies under this Agreement shall be:

(i)               any earned and unpaid Salary accrued through the date of termination, payable in a lump sum not later than 15 days following the Executive’s termination of employment;

(ii)             Salary, at the annualized rate in effect on the date of termination of the Executive’s employment (or, in the event a reduction in Salary is a basis for termination for Good Reason, then the Salary in effect immediately prior to such reduction), equal to the amount of Salary payable for a period of six months or at the longest period offered to other executives of the company, which may be reviewed and increased by the board from time to time, following such termination, payable in a lump sum not later than 15 days following the date the Release in Exhibit I becomes fully effective and nonrevocable by its terns;

(iii)            compensation for any unused vacation days accrued in the fiscal year in which termination occurs through the date of termination, payable as in clause (i) of this Section 5(a);

(iv)            any unpaid benefits accrued through the day immediately prior to the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(v)             provided that the Release in Exhibit I becomes fully effective and nonrevocable by its terms, any stock options, grants of Common Stock, restricted share grants or other benefits under any of the Company’s compensation plans that were vested as of 5:00 PM New York time on the date immediately prior to the date of termination, may be exercised (in the case of options) or delivered (in the case of restricted stock) in accordance with the terms of such plans and any applicable plan award agreements with the Executive.

(b)             Termination by the Executive for Good Reason shall be effected by his giving prior written notice to the Company, in which case this Agreement shall terminate on the date specified in such notice; provided, however, that the circumstances or event asserted as the basis for termination for Good Reason must have occurred no later than 20 days before such notice, and provided, that such notice shall specify (i) in reasonable detail the circumstances or event asserted as the basis for termination for Good Reason, and (ii) a date of termination that shall be at least 30 days after the date of delivery of such notice; and provided, further, that the Company shall have the right during such 30 day period to remedy the circumstances or event giving rise to the notice of termination for Good Reason prior to the date specified in such notice, in which case no right of termination or other right shall exist.

(c)             For purposes of this Agreement, the term “Good Reason” shall mean:

(i)               the assignment to the Executive without his consent of duties materially inconsistent with the Executive’s position as contemplated by Section 2 of this Agreement;

(ii)             a decrease in annual Salary rate, other than an across the board decrease in salary applicable to all senior executives of the Company of not more than 10%;

(iii)            any failure by the Company to perform any material obligation under, or its breach of a material provision of, this Agreement; or

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(iv)            pursuant to Section 12(b) of this Agreement, failure of any Successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would have had there been no Successor.

6.	TERMINATION FOR DEATH OR DISABILITY

(a)             The Executive’s employment shall terminate immediately upon his death or Disability (as hereinafter defined). Upon such termination, the Executive, his estate, or his beneficiaries, as the case may be, shall be entitled to receive, and their sole remedies under this Agreement shall be:

(i)               subject to Section 6(b), any earned and unpaid Salary accrued through the date of termination, payable in a lump sum not later than 15 days following the Executive’s termination of employment;

(ii)             subject to Section 6(b), compensation for any unused vacation days accrued in the fiscal year in which termination occurs through the date of termination, payable as in clause (i) of this Section 6(a);

(iii)            any unpaid benefits accrued through the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(iv)            provided that the Release in Exhibit I becomes fully effective and nonrevocable by its terms (which may be executed upon the Executive’s death or Disability by his executor or estate, as applicable) , any stock options, grants of Common Stock, restricted share grants or other benefits under any of the Company’s compensation plans that were vested as of 5:00 PM New York time on the date immediately prior to the date of termination, may be exercised (in the case of options) or delivered (in the case of restricted stock) in accordance with the terms of such plans and any applicable plan award agreements with the Executive.

(b)             For purposes of this Agreement, the term “Disability” shall mean any disability, illness, or other incapacity that prevents the Executive from performing services as contemplated by Section 2, for 60 or more consecutive days, or for an aggregate of 90 days in any consecutive 12-month period. In such event, the Company shall have the right to terminate this Agreement upon 10 days’ prior written notice to the Executive. During the period of any such disability, illness, or incapacity, (i) the obligation of the Company to pay Salary to the Executive pursuant to Section 3 shall be reduced to the extent of any amount received by the Executive pursuant to any disability insurance policy maintained and paid for by the Company, and (ii) no bonus compensation or other employee benefits shall accrue or be earned or count toward proration. Termination under this Section shall not prejudice any rights of the Executive under disability policies, if any, being maintained by the Company for the Executive under the terms of this Agreement.

7.	TERMINATION UPON EXPIRATION OF THE TERM

(a)             The Executive’s employment shall terminate upon the expiration of the Term. Upon such termination, the Executive shall be entitled to receive, and his sole remedies under this Agreement shall be:

(i)               any earned and unpaid Salary accrued through the date of termination, payable in a lump sum not later than 15 days following the Executive’s termination of employment;

(ii)             compensation for any unused vacation days accrued in the fiscal year in which termination occurs through the date of termination, payable as in clause (i) of this Section 7(a);

(iii)            any unpaid benefits accrued through the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(iv)            provided that the Release in Exhibit I becomes fully effective and nonrevocable by its terms, any stock options, grants of Common Stock, restricted share grants or other benefits under any of the Company’s compensation plans that were vested as of 5:00 PM New York time on the date immediately prior to the date of termination, may be exercised (in the case of options) or delivered (in the case of restricted stock) in accordance with the terms of such plans and any applicable plan award agreements with the Executive.

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8.	OBLIGATIONS UPON TERMINATION, ETC.

(a)             Upon the termination of employment for any reason hereunder, all provisions of this Agreement shall terminate except for Sections 8, 9, 10 and 11 of this Agreement and the provisions contained in Exhibit I hereto, the terms of which shall survive such termination, and the Company shall have no further obligation to the Executive hereunder, except as herein and therein expressly provided. The Company shall comply with the terms of settlement of all deferred compensation arrangements to which the Executive is a party in accordance with his duly executed deferral election forms and plan provisions.

(b)             In the event of a termination of employment by the Executive on his own initiative during the Term or any renewal thereof by delivery of written notice of such resignation 10 business days in advance, other than due to Disability or termination for Good Reason, the Executive shall have the same entitlements as provided in Section 4, Termination by the Company for Cause.

(c)             In the event of a termination of employment, payment made and performance by the Company in accordance with the provisions of Section 4, 5, 6, or 7 as the case may be, and this Section 8 shall operate to fully discharge and release the Company, its Subsidiaries, its affiliates, and their respective directors, officers, employees, shareholders, successors, assigns, agents, and representatives (all of the foregoing collectively, the “releasees”) from any further obligation or liability with respect to the Executive’s rights under this Agreement. Other than payment and performance as aforesaid, none of the releasees shall have any further obligation or liability to the Executive or any other person or entity arising out of termination of the Executive’s employment under this Agreement except as expressly set forth in Exhibit I hereto. The Company’s payment of any severance or other amounts pursuant to Section 4, 5, 6, 7, or 8 shall be subject to delivery by the Executive to the Company of a release in form and substance satisfactory to the Company releasing any and all claims the Executive, his estate, representatives, and assigns may have against the Company and any other releasee arising out of this Agreement, as substantially set forth in Exhibit I hereto.

9.	COVENANTS

(a)             The Executive agrees that during the Term, any renewal thereof, and for one full year after expiration or termination of the Term or any renewal thereof (except in the case of clause (a)(i), as to which the Executive’s covenant shall not be limited in time), he shall not, without the express prior written consent of the Board, directly or indirectly, either individually or as an employee, officer, director, agent, partner, shareholder, consultant, option holder, joint venture, contractor, nominee, lender of money, guarantor, investor, owner, or in any other capacity

(i)               except as required in the course of performing his duties hereunder, disclose, copy, divulge, furnish, distribute or make available in any medium whatsoever to any firm, company, corporation, organization, or other entity or person (including but not limited to actual or potential customers or competitors or government officials), or otherwise misappropriate trade secrets, intellectual property, or other confidential or non-public information of or concerning the Company, its Subsidiaries or the business of any of the foregoing, including without limitation, customer lists, product designs and product know-how, launch information or plans pertaining to Company, its Subsidiaries or customer products, arrangements for supplying customers, methods of operation and organization, sources of supply and arrangements with vendors, product development, business plans and strategies; provided, however, the Executive may make disclosures as and to the extent required by applicable law or compelled upon court or administrative order, provided, further, however, that in the event that the Executive is so required or compelled, he shall notify the Company not fewer than 10 business days in advance of such disclosure in order to afford it the reasonable opportunity to obtain a protective order or other remedy to limit the scope of such disclosure (it being understood and agreed that, if such disclosure is required by applicable law, the Executive shall upon the Company’s request furnish the source and precedents with respect to such requirement). For purposes of this Section 9, information shall not be deemed confidential if it is within the public domain or becomes publicly known other than through disclosure by the Executive in violation of this provision;

(ii)             own (or have any financial interest in, actual, contingent or otherwise), control, manage, operate, participate, engage in, invest in or otherwise have any interest in, or otherwise be connected with, in any manner, any firm, company, corporation, organization, business, enterprise, venture or other entity, association or person that is engaged in the business actually engaged in by the Company or its Subsidiaries during the Term or any renewal thereof, including without limitation the Company Business (as hereinafter defined);

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(iii)            solicit, employ or retain or arrange, encourage, facilitate or assist to have any other firm, company, corporation, organization, business, enterprise, venture or other entity, association or person solicit, employ, retain, or otherwise participate in the employment or retention of, any person who is then, or who has been, within the preceding six months, an employee, consultant, sales representative, technician or engineer of the Company, its Subsidiaries, or joint venture counterparties.

(iv)            own (or have any financial interest in, actual, contingent, future, or otherwise), control, manage, operate, participate, engage in, invest in or otherwise have any interest in or through, or otherwise be connected with, in any manner, any firm, company, corporation, organization, association, business, enterprise, venture or other entity, or person that does or proposes to do any one or more of the following as it relates to of the Company Business: (a)(i) engage in, do, or solicit business with, or (ii) interfere with or affect the Company’s (or any Subsidiary’s) business opportunities with, any of the customers with whom the Company (or any Subsidiary) has done business with during the most recent two years, or (b)(i) engage in, do, or solicit business with, or (ii) interfere with or affect the Company’s (or any Subsidiary’s) business opportunities with, any of the vendors with whom the Company (or any Subsidiary) has done business with during the most recent two years.

The term “Company Business” shall mean the business of the Company and its Subsidiaries as described in the Company’s most recent Form 10-K as updated by its most recent Form 10-Q, each as filed with the Securities and Exchange Commission. Nothing in this Section 9 shall be deemed to prohibit the Executive from the acquisition or holding of, solely as a passive stockholder, not more than 1% of the shares or other securities of a publicly owned corporation if such securities are traded on a national securities exchange.

(v)             Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement: (A) The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (1) is made (X) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (Y) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed under seal in a lawsuit or other proceeding. (B) If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company's trade secrets to the Executive's attorney and use the trade secret information in the court proceeding if the Executive: (1) files any document containing trade secrets under seal; and (2) does not disclose trade secrets, except pursuant to court order.

(b)             The Executive, on the one hand, and the Company on the other hand, agree that they will not, directly or indirectly, make disparaging remarks about the other party, including any of its Subsidiaries, or their owners, officers, directors or employees, in their individual and representative capacities, or the Company Business. The parties will not, directly or indirectly, issue or cooperate with issuance of any article, memorandum, release, interview, publicity, or statement, whether oral or written of any kind, to the public, the press or the media, which in any way concerns, in a disparaging, offensive, or prejudicial manner, the other party. “Disparaging remarks” when used in this Agreement shall mean the publication of matter that is untrue or adversely affects the subject’s reputation, image or goodwill. This Section will not be construed to prevent the parties from complying with any lawfully served and binding subpoena, provided however, that the party forwards a copy of said subpoena(s) to the other party within 24 hours of receipt of the same, unless expressly prohibited by law from doing so.

(c)             Upon the expiration or termination of this Agreement for any reason, the Executive shall promptly deliver to the Company all documents, papers and records in his possession relating to the business or affairs of the Company or any Subsidiary and that he obtained or received in his capacity as an employee or officer of the Company or any Subsidiary or Affiliate and any other Company or Subsidiary property or equipment in his possession or control.

(d)             The Executive agrees that the Executive will cooperate with the Company, its Subsidiaries, and each of their respective attorneys or other legal representatives (“Company attorneys”) in connection with any claim, litigation, or judicial or arbitration proceeding which is now pending or may hereinafter be brought against the Company or any of its Subsidiaries by any third party. The Executive’s duty of cooperation shall include, but not be limited to (i) meeting with Company attorneys by telephone or in person, at mutually convenient times and places, in order to state truthfully the Executive’s knowledge of matters at issue and recollection of events; (ii) appearance by the Executive as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully the Executive’s knowledge of matters at issues; and (iii) signing, upon the request of Company attorneys, declaration or affidavits that truthfully state matters of which the Executive has knowledge. The Company shall reimburse the Executive for the Executive’s actual and reasonable travel expenses which have been approved by the Company in writing in advance of the Executive incurring them in complying with the Executive’s obligations pursuant to this Section.

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(e)             In the event that either party shall violate or be in violation of any provision of this Section 9 (which provisions the parties hereby acknowledge are reasonable and equitable), in addition to the parties right to exercise any and all remedies, legal and equitable, which it may have under applicable laws, the Executive shall not be entitled to any, and hereby waives any and all rights to, each and every, termination payment or benefit under this Agreement.

(f)              Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Employee from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities and Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

10.	SEVERABILITY

The Executive acknowledges and agrees that the provisions of Section 9 hereof constitute independent, separable and severable covenants, for which the Executive is receiving consideration, which shall survive the termination of employment, and which shall be enforceable by the Company notwithstanding any rights or remedies the Company may have under any other provision hereof.

11.	SPECIFIC PERFORMANCE

(a)             The Executive acknowledges and agrees that:

(i)               the services to be rendered and covenants to be performed under this Agreement are of a special and unique character and that the Company and any Subsidiary would be irreparably harmed if such services were lost to it or if the Executive breached its obligations and covenants hereunder;

(ii)             the Company and its Subsidiaries are relying on the Executive’s performance of the covenants contained herein, including, without limitation, those contained in Section 9 above, as a material inducement for its entering into this Agreement;

(iii)            the Company and its Subsidiaries may be damaged if the provisions hereof are not specifically enforced; and

(iv)            the award of monetary damages may not adequately protect the Company and its Subsidiaries in the event of a breach hereof by the Executive.

(b)             By virtue thereof, the Executive agrees and consents that if the Executive breaches any of the provisions of this Agreement, the Company and its Subsidiaries, in addition to any other rights and remedies available under this Agreement or under applicable laws, shall (without any bond or other security being required and without the necessity of proving monetary damages) be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining the Executive from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy that the Company and its Subsidiaries may have.

12.	MISCELLANEOUS

(a)             Entire Agreement; Amendment. This Agreement constitutes the entire employment agreement between the parties and may not be modified, amended or terminated (other than pursuant to the terms hereof) except by a written instrument executed by the parties hereto. All other agreements, written or oral, between the parties pertaining to the employment or remuneration of the Executive not specifically contemplated hereby or incorporated or merged herein are hereby terminated and shall be of no further force or effect.

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(b)             Assignment; Successors. This Agreement is not assignable by the Executive and any purported assignment by the Executive of the Executive’s rights and/or obligations under this Agreement shall be null and void. Except as provided below, this Agreement may be assigned by the Company at any time, upon delivery of written notice to the Executive, to any successor to the business of the Company, or to any Subsidiary. In the event that another corporation or other business entity becomes a Successor of the Company, then this Agreement may not be assigned to such Successor unless the Successor shall assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if there had been no Successor. The term “Successor” as used herein shall mean any corporation or other business entity that succeeds to substantially all of the assets or conducts the business of the Company, whether directly or indirectly, by purchase, merger, consolidation or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(c)             Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

(d)             Provisions Overly Broad. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

(e)             Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by certified mail, postage prepaid, return receipt requested, documented overnight courier, or by email, on the date mailed or emailed.

(i)	If to the Executive to: A Camarda address (if delivered by any other physical means). Email: xxxxxxxxxxx

(ii)	If to the Company to: The Company’s then corporate headquarters Email: twise@forwardindustries.com

(f)              Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in New York without regard to conflict of law principles thereof.

(g)             Survival. All obligations of the Company to the Executive and the Executive to the Company shall terminate upon the termination of this Agreement, except as expressly provided herein. The provisions of Sections 8, 9, 10 and 11 shall survive termination of this Agreement.

(h)             Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Facsimile or electronic copies of this Agreement shall be of the same force and effect as the original.

(i)               Headings. The headings in this Agreement are for convenience of reference only.

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(j)               Representation. The Executive represents and warrants to the Company, and the Executive acknowledges that the Company has relied on such representations and warranties in offering to employ the Executive, that neither the Executive’s duties as an employee of the Company nor his performance of this Agreement will breach any other agreement to which the Executive is a party, including without limitation, any agreement limiting the use or disclosure of any information acquired by the Executive prior to his employment by the Company. In addition, the Executive represents and warrants and acknowledges that the Company has relied on such representations and warranties in employing the Executive that he has not entered into, and will not enter into, any agreement, either oral or written, in conflict herewith. If it is determined that the Executive is in breach or has breached any of the representations set forth herein, the Company shall have the right to terminate the Executive’s employment for Cause.

13.            Indemnification and Liability Insurance. The Company shall indemnify and cover the Executive under the Company’s directors’ and officers’ liability insurance during the Term in the same amount and to the same extent as the Company indemnifies and covers its other officers and directors.

Signature Page Immediately Follows

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

THE EXECUTIVE

/s/ Anthony Camarda

Anthony Camarda

EMAIL: xxxxxxxxxxxx

FORWARD INDUSTRIES, INC.

By: /s/ Terry Wise

Terry Wise, Chief Executive Officer

Email: twise@forwardindustries.com

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EXHIBIT I

1.               Release. This Release of Claims (the “Release”) is entered into by you as a condition precedent to receiving the severance and severance related benefits provided in the Employment Agreement to which this Exhibit I relates (the “Employment Agreement”). In exchange for the receipt of the severance and severance related benefits, you for yourself, your heirs and assigns and anyone else acting on your behalf, hereby voluntarily, knowingly and irrevocably and forever discharge the Company, each of its subsidiaries and affiliates, and their respective predecessors and successors, as well as each of their respective present, former, and future officers, directors, shareholders, employees, and agents, in both their individual and representative capacities, and each of their heirs and assigns (the “Releasees”) from all actions, claims, demands, causes of actions, obligations, damages, liabilities, expenses and controversies of any nature whatsoever, whether known or not now known or suspected , which you had, have or may have against the Releasees from the beginning of time up to and including the date you sign this Release (the “Waived Claims”). The Waived Claims that you forever and irrevocably give up and release when the Release becomes effective include, but are not limited to, all claims related to (i) your employment at each of the Company and its subsidiaries or affiliates or the termination of such employment, (ii) statements, acts or omissions by the Releasees, (iii) any express or implied agreement between you and the Releasees, (iv) wrongful discharge, defamation, slander, breach of express or implied contract, negligent and/or intentional misrepresentation or infliction of emotional distress, breach of an implied covenant of good faith and fair dealing, claims of intentional or negligent interference with economic, employment, or contractual rights or promissory estoppel, (v) any federal, state, or local law or regulation prohibiting discrimination in employment or otherwise regulating employment, including but not limited to, the Age Discrimination in Employment Act of 1967, as amended (ADEA), the Older Worker Benefit Protections Act, the Equal Pay Act of 1963, Title VII of the Civil Rights Acts of 1964, as amended, the Civil Rights Act of 199 1, the Family Medical Leave Act of 1993 (FMLA), the America ns with Disabilities Act of 1990 (ADA), the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act of 1938, as amended, the Employee Retirement Income Security Act of 1974 (ERISA), as amended, 42 U.S.C. Section s 1981 through 1988, the Consolidated Omnibus Reconciliation Act of 1986 (COBRA), the New York State Human Rights Law and the New York City Human Rights Act, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, the Florida Workers Compensation Retaliation provision, the Florida Minimum Wage Act, the Florida Fair Housing Act and Article X, Section 24 of the Florida Constitution, (vi) any claim for wages, commissions, bonuses, incentive compensation, vacation pay, employee benefits, expenses or allowances of any kind, or any other payment or compensation. You are not waiving any claims with respect to your rights to enforce Sections 5, 6 and 7 of the Employment Agreement. You are not waiving or releasing any rights or claims that may arise after the date that you sign this Release.

2.               Termination and Severance Benefits. The Release does not affect your vested rights and eligibility for benefits under the Company 40l(k) Plan, or any other employee benefit plan covered by ERISA (other than a severance plan). Eligibility for benefits under these plans is determined by the applicable plan documents. The Release does not affect your right to reimbursement of expenses incurred but not reimbursed prior to the date you sign the Release, subject to the Company’s expense reimbursement policies. In particular, this Release shall not affect your right to the payment provided in Sections 5, 6 and 7 of the Employment Agreement.

3.               No Suit. This Release does not impair any rights you have to file a charge of discrimination with a federal or state administrative agency; provided, however, that you acknowledge and agree that neither you nor your heirs, executors, administrators, successors or assigns will be entitled to any personal recovery in any proceeding of any nature whatsoever against the Releasees arising out of any of the matters released in Section 1. You represent and warrant that as of the date hereof, you nor anyone acting on your behalf has made or filed, commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding of any kind against the Company, any subsidiary or affiliate thereof, and/or Releasees in any federal, state or local court, agency or investigative body.

4.               Representations. You acknowledge and agree that:

(a)             You have read and fully understand the legal effect and binding nature of the promises and obligations contained in this Release;

(b)             You are executing this Release freely and voluntarily;

(c)             You have been advised to consult with legal counsel, at your own expense, before signing this Release;

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(d)             You are receiving benefits as a condition to signing this Release and it becoming effective that you would not otherwise be entitled to receive but for this Release becoming effective;

(e)             You have not, during the term of your employment under the Employment Agreement or thereafter performed any act, or directed any other person or entity to perform any act on your or their behalf, the intended or proximate result of which would constitute a violation of the covenants to be performed by you referred to or set forth in the Employment Agreement, nor are there any agreements, arrangements, or understandings, written or oral, that would, if performed or acted upon, constitute such a violation;

(f)              There are no promises or representations that have been made to you to sign this Release except those that are included in the Employment Agreement and this Release; and

(g)             You have 21 days to consider this Release, although you may sign it sooner, and once you sign this Release, you have 7 days to revoke your consent to this Release. Any such revocation shall be made in writing by hand delivery, email, or overnight courier so as to be received by the Company prior to (or if by overnight courier, on or prior to) the 8th day following your execution of this Release; and if no such revocation occurs, this Release shall become fully effective on the 8th day following your execution of this Release. In the event that you do not sign within such 21-day period or you revoke your consent as permitted above, this Release shall be null and void.

5.               Employment Agreement. You further acknowledge and agree that the following provisions of the Employment Agreement are incorporated by reference into this Release as if fully set forth herein: 9 (Covenants), 10 (Severability), 11 (Specific Performance) and 12 (Miscellaneous). You hereby reaffirm such sections and acknowledge and agree that such sections shall survive the termination of your employment for whatever reason and continue as set forth in the Employment Agreement.

6.               No Admission. This Release is not an admission of any liability or wrongdoing by you, the Company and/or any Releasee.

7.               No Reinstatement. By entering into this Agreement, you acknowledge that you (i) waive any claim to reinstatement and/or future employment with the Company or any subsidiary or affiliate and (ii) are not and shall not be entitled to any payments, benefits or other obligations from the Company or any subsidiary or affiliate thereof whatsoever (except as expressly set forth herein).

Your signature below acknowledges that you knowingly and voluntarily agree to all of the terms and conditions contained in this Release.

Executive: __________________________________________ Date_________________

(Anthony Camarda)

FORWARD INDUSTRIES, INC.

By: [____________________________________________] Date________________

[Name] [Position]

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Exhibit A

Job Description [to validate recent version]

Title: Group Financial Officer

Reports to: Chief Executive Officer

Summary: Through close coordination with the CEO, the Executive team and the leaders / managers of the individual business operations, the G-CFO role is responsible for the day-to-day operational processes and performance of the Forward Group while providing oversight and leadership to the business units. In support of the company’s strategic direction, the G-CFO identifies and optimizes the relationships between the independent business units and drives tactical execution to optimize revenue generation, minimize cost and protect the company’s asset base.

General Responsibilities:

Operational Planning and Oversight:

▪	Oversee company’s daily operational processes and capacities while driving the company to achieve and surpass strategic business goals and objectives
▪	Set, prioritize and communicate the business strategies, operational goals and tactical actions for all business units and the group in aggregate
▪	Maintain a comprehensive understanding of the unique operational aspects of each business unit to assist localized management team in their execution
▪	Leverage individual capabilities of the business units to drive both efficiency and increase company’s offering portfolio from concept through finished product
▪	Works with Asia based manufacturing resources to drive relationship and capability development to support a broader range of product/service offerings
▪	Introduce tactical initiatives and policies to address performance goals, control cost, and safeguard assets, facilities and staff
▪	Oversee and closely align all operational resources behind defined sales and marketing plans and customer / industry development goals
▪	Lead, motivate and oversee daily operations of the corporate offices and the work of functional leaders (Marketing, Sales, Human Resource and general admin)

Organization / Cultural Development:

▪	Establish strong working relations with each business unit leadership team to foster cooperation and intelligence sharing among all operational units
▪	Drives understanding of company direction, culture and goals across organization to create unity among diverse, widespread business operations
▪	Foster a success-oriented, accountable environment within the company
▪	Encourage maximum performance and dedication for all employees across all business units
▪	Evaluate performance by analyzing and interpreting data and metrics, using results to help guide / train / direct business units

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Exhibit A:

CFO Job Description – Continued

General / Reporting / Tactical Execution:

▪	Acts as Company Secretary for the Organization
▪	Is responsible for all the statutory policies and filings
▪	Ensures compliance with regulatory and fiscal authorities
▪	Timely filing and compliance of all company documentation
▪	Set standards of performance, measure results and reports on operational performance/operating condition of company to CEO
▪	Assist CEO with development and execution of operational budgets
▪	Assist CEO in expansion activities (investments, acquisitions, corporate alliances etc.) to support the overall strategic mission of the Group
▪	Manage relationships with partners/vendors
▪	Provide reporting and insight needed to keep CEO, Executive team and Board fully informed regarding operational activities and infrastructure

All other financial, operational or executive actions required to support the company’s performance as may be required and directed by CEO/Board.

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